Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form F-3 No. 333-119157) and related Prospectus of Attunity Ltd for the registration of 8,083,071 of its ordinary shares and to the incorporation by reference therein of our report dated March 11, 2004, with respect to the consolidated financial statements of Attunity Ltd included in its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





                                            /s/Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel                                KOST FORER GABBAY & KASIERER
January 20, 2005                              A Member of Ernst & Young Global